Odor Litigation Against Converted Organics’ Woodbridge Plant Withdrawn
Plaintiff drops all claims against organic fertilizer manufacturer’s East Coast facility

BOSTON, April 14, 2010 (BUSINESS WIRE) — Converted Organics Inc. (NASDAQ:COIN) announces that the lawsuit filed in the Middlesex County Superior Court, New Jersey on May 19, 2009 that made claims against operations at its Woodbridge, NJ manufacturing facility, has been dismissed by plaintiff Lefcourt Associates, Ltd, et al.

The complaint had sought to halt any operations that would continue to cause or contribute to the cause of the alleged odors.

“The dismissal indicates the plaintiff was not prepared or able to prove the allegations in the complaint. We believe we have solved any issue that was attendant to our early operations and we have taken every effort to operate as a valued member of the community, providing jobs and recycling food waste. We look forward to increasing production of our organic fertilizers in the Woodbridge plant.” said Edward J. Gildea, President of Converted Organics.

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About Converted Organics Inc.

Converted Organics (NASDAQ:COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described most recently in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

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SOURCE: Converted Organics Inc.

Converted Organics Inc.
Investor Contact:
Jim Blackman, 713-256-0369
PR Financial Marketing
jim@prfmonline.com

or

Public Relations Contact:
Kaitlyn Siner
ksiner@convertedorganics.com
(617)624-0111